EX-99.B-77D(g)

SUB-ITEM 77D(g): Any other investment policy set forth in the registrant’s charter, by-laws or prospectus.

IVY FUNDS

Supplement dated November 14, 2014 to the

Ivy Funds Prospectus

dated July 31, 2014

and as supplemented August 4, 2014

The following bullet point is inserted immediately following the “Interest Rate Risk” bullet point of the “Ivy Global Bond Fund — Principal Investment Risks” section on page 54:

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Loan Risk. In addition to the risks typically associated with fixed-income securities, loans carry other risks, including the risk of insolvency of the lending bank or other intermediary. Loans may be unsecured or not fully collateralized, may be subject to restrictions on resale and sometimes trade infrequently on the secondary market.

With loan participations, the Fund may not be able to control the exercise of any remedies that the lender would have under the loan and likely would not have any rights against the borrower directly, so that delays and expense may be greater than those that would be involved if the Fund could enforce its rights directly against the borrower.

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The following is inserted as a new bullet point immediately following the “Holdings Risk” bullet point of the “Ivy Energy Fund — Principal Investment Risks” section on page 133:

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Initial Public Offering Risk. Any positive effect of investments in IPOs may not be sustainable because of a number of factors. Namely, the Fund may not be able to buy shares in some IPOs, or may be able to buy only a small number of shares. Also, the performance of IPOs generally is volatile, and is dependent on market psychology and economic conditions. To the extent that IPOs have a significant positive impact on the Fund’s performance, this may not be able to be replicated in the future. The relative performance impact of IPOs is also likely to decline as the Fund grows.

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The following bullet point is inserted as an eleventh bullet point in the “Additional Information about Principal Investment Strategies, Other Investments and Risks — Ivy Global Bond Fund — Principal Risks” section on page 176 and deleted from the “Non-Principal Risks” section on page 176:

•	Loan Risk

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The following bullet point is inserted as a fifth bullet point in the “Additional Information about Principal Investment Strategies, Other Investments and Risks — Ivy International Growth Fund — Non-Principal Risks” section on page 186:

•	Initial Public Offering Risk

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The following bullet point is inserted as a ninth bullet point in the “Additional Information about Principal Investment Strategies, Other Investments and Risks — Ivy Energy Fund — Principal Risks” section on page 190 and deleted from the “Non-Principal Risks” section on page 190:

•	Initial Public Offering Risk

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The following replaces the fourth paragraph of the “Additional Information about Principal Investment Strategies, Other Investments and Risks — Defining Risks — Market Risk” section on page 204:

A general rise in interest rates, perhaps because of changing government policies, has the potential to cause investors to move out of fixed income securities on a large scale, which may increase redemptions from mutual funds that hold large amounts of fixed income securities. Such a move, coupled with a reduction in the ability or willingness of dealers and other institutional investors to buy or hold fixed income securities, may result in decreased liquidity and increased volatility in the markets.

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The following replaces the first bullet point of the “Your Account — Choosing a Share Class — Sales Charge Waivers for Certain Transactions — Class A or Class E shares may be purchased at NAV through:” section on page 220:

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Exchange of Class A or Class E shares of any fund within Ivy Funds or shares of any fund within InvestEd Portfolios and, for clients of Waddell & Reed, Legend Equities Corporation (Legend) and other non-affiliated third parties that have entered into selling agreements with Waddell & Reed, Class A shares of any fund within Waddell & Reed Advisors Funds if (i) a sales charge was previously paid on those shares, (ii) the shares were received in exchange for shares on which a sales charge was paid or (iii) the shares were acquired from reinvestment of dividends and other distributions paid on such shares.

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The following replaces the last sentence of the first paragraph of the “Your Account — Selling Shares” section on page 231:

Requests by internet can only be accepted for amounts up to $50,000 per Fund per day.

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The following replaces the first sentence of the second paragraph of the “Your Account — Exchange Privileges” section on page 234:

For clients of Waddell & Reed, Legend and other non-affiliated third parties that have entered into selling agreements with Waddell & Reed, these same exchange privileges for Class A, Class B and Class C shares also apply to the corresponding classes of shares of funds within Waddell & Reed Advisors Funds.

IVY FUNDS

Supplement dated November 14, 2014 to the

Ivy Mid Cap Income Opportunities Fund Prospectus

dated October 1, 2014

The following replaces the second full paragraph of the “Additional Information about Principal Investment Strategies, Other Investments and Risks — Defining Risks — Market Risk” section on page 11:

A general rise in interest rates, perhaps because of changing government policies, has the potential to cause investors to move out of fixed income securities on a large scale, which may increase redemptions from mutual funds that hold large amounts of fixed income securities. Such a move, coupled with a reduction in the ability or willingness of dealers and other institutional investors to buy or hold fixed income securities, may result in decreased liquidity and increased volatility in the markets.

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The following replaces the first bullet point of the “Your Account — Choosing a Share Class — Sales Charge Waivers for Certain Transactions — Class A or Class E (when offered) shares may be purchased at NAV through:” section on page 17:

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Exchange of Class A or Class E shares of any fund within Ivy Funds or shares of any fund within InvestEd Portfolios and, for clients of Waddell & Reed, Legend Equities Corporation (Legend) and other non-affiliated third parties that have entered into selling agreements with Waddell & Reed, Class A shares of any fund within Waddell & Reed Advisors Funds if (i) a sales charge was previously paid on those shares, (ii) the shares were received in exchange for shares on which a sales charge was paid or (iii) the shares were acquired from reinvestment of dividends and other distributions paid on such shares.

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The following replaces the first sentence of the second paragraph of the “Your Account — Exchange Privileges” section on page 30:

For clients of Waddell & Reed, Legend and other non-affiliated third parties that have entered into selling agreements with Waddell & Reed, these same exchange privileges for Class A and Class C shares also apply to the corresponding classes of shares of funds within Waddell & Reed Advisors Funds.

IVY FUNDS

Supplement dated November 14, 2014 to the

Ivy Funds Statement of Additional Information

dated July 31, 2014

and as supplemented August 22, 2014

The following is inserted as a new paragraph following the last paragraph of the “The Funds, Their Investments, Related Risks and Restrictions — Securities — General” section on page 11:

The Funds, and their service providers, may be prone to operational and information security risks resulting from cyber-attacks. Cyber-attacks include, among other behaviors, stealing or corrupting data maintained online or digitally, denial of service attacks on websites, the unauthorized release of confidential information or various other forms of cyber security breaches. Cyber-attacks affecting the Funds or their Investment Manager, custodian, transfer agent, intermediaries and other third-party service providers may adversely impact the Funds. For instance, cyberattacks may interfere with the processing of shareholder transactions, impact the Funds’ ability to calculate their NAVs, cause the release of private shareholder information or confidential business information, impede trading, subject the Funds to regulatory fines or financial losses and/or cause reputational damage. The Funds may also incur additional costs for cyber security risk management purposes. Similar types of cyber security risks are also present for issues or securities in which the Funds may invest, which could result in material adverse consequences for such issuers and may cause the Funds’ investment in such companies to lose value.

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The following footnote to the table of the “Investment Advisory and Other Services — Compensation to Broker-Dealers and Other Financial Intermediaries — Sales Charges for Class A and Class E Shares — For each Fund except Ivy Limited-Term Bond Fund:” section on page 107 is deleted in its entirety:

*	IFDI will pay Waddell & Reed 0.50% on any level of investments made in Class A and Class E shares with no initial sales charge.

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The following footnote to the table of the “Investment Advisory and Other Services — Compensation to Broker-Dealers and Other Financial Intermediaries — Sales Charges for Class A and Class E Shares — Ivy Limited-Term Bond Fund:” section on page 107 is deleted in its entirety:

*	IFDI will pay Waddell & Reed 0.50% on any level of investments made in Class A and Class E shares with no initial sales charge.

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All references to “clients of Waddell & Reed or Legend” on pages 130 and 133-137 should read as follows:

…clients of Waddell & Reed, Legend and other non-affiliated third parties that have entered into selling agreements with Waddell & Reed…

IVY FUNDS

Supplement dated November 14, 2014 to the

Ivy Mid Cap Income Opportunities Fund Statement of Additional Information

dated October 1, 2014

The following is inserted as a new paragraph following the last paragraph of the “The Fund, Its Investments, Related Risks and Restrictions — Securities — General” section on page 5:

The Fund, and its service providers, may be prone to operational and information security risks resulting from cyber-attacks. Cyber-attacks include, among other behaviors, stealing or corrupting data maintained online or digitally, denial of service attacks on websites, the unauthorized release of confidential information or various other forms of cyber security breaches. Cyber-attacks affecting the Fund or its investment adviser, custodian, transfer agent, intermediaries and other third-party service providers may adversely impact the Fund. For instance, cyber-attacks may interfere with the processing of shareholder transactions, impact the Fund’s ability to calculate its NAVs, cause the release of private shareholder information or confidential business information, impede trading, subject the Fund to regulatory fines or financial losses and/or cause reputational damage. The Fund may also incur additional costs for cyber security risk management purposes. Similar types of cyber security risks are also present for issues or securities in which the Fund may invest, which could result in material adverse consequences for such issuers and may cause the Fund’s investment in such companies to lose value.

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The following footnote to the first table of the “Investment Advisory and Other Services — Compensation to Broker-Dealers and Other Financial Intermediaries — Sales Charges for Class A and Class E (when offered) Shares” section on page 53 is deleted in its entirety:

*	IFDI will pay Waddell & Reed 0.50% on any level of investments made in Class A and Class E shares with no initial sales charge.

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All references to “clients of Waddell & Reed or Legend” on pages 58, 62-63 and 65-66 should read as follows:

…clients of Waddell & Reed, Legend and other non-affiliated third parties that have entered into selling agreements with Waddell & Reed…